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                                                                    EXHIBIT 21.1

CORRPRO COMPANIES, INC. (34-1422570)

1)    Bass Software, Inc. (Texas)

2)    CCFC, Inc. (Nevada)

3)    Ocean City Research Corporation (New Jersey 52-1210791)

4) Corrpro International, Inc. (fka Corrpro Companies Latin America, Inc.) (Delaware)

      a)    Corrpro Companies C.A. (Venezuela)

      b)    Commonwealth Seager Holdings, Ltd. (Alberta)

            1)    Corrpro Canada, Inc. (Alberta, co. no. 206094559)

                  A)    Corrpro Tecna Ltda (Columbia, LLC) (50%)

                  B)    Borza Inspections Ltd.

                  C)    Fusion Alloys Ltd.

5)    Wilson Walton Group Ltd.

      a)    Basco Limited (England, CN 1636357)

            1)    Basco Actel Ltd. (Texas)

      b)    Bosford Anode Supply Company Limited (England, CN 1269369)

      c)    Activatede Titanium Electrodes Limited (aka ACTEL) (England, CN
            3164967)

      d)    Wilson Walton Overseas Holdings Ltd. (UK)

            1)    Wilson Walton Anti Corrosivos (Portugal)

      e)    Corrpro Companies Europe Ltd.

      f)    Wilson Walton Investments Ltd.